THIRD AMENDMENT TO PROMISSORY NOTES

This Third Amendment to Promissory Notes (the “Amendment”) is made as of July 3, 2012 (the “Effective Date”) by and between American Petro-Hunter, Inc., a Nevada corporation (the “Company”), and John E. Friesen (the “Holder” and collectively with the Company, the “Parties”), and amends that certain Secured Convertible Promissory Note, dated August 13, 2009, between the Company and the Holder (the “First Note”), and that certain Secured Convertible Promissory Note, dated September 15, 2009, between the Company and the Holder, each as amended (the “Second Note”, and together with the First Note, the “Prior Notes”) and certain documents related thereto as further described below.

RECITALS

WHEREAS, the Company and the Holder are parties to those certain Prior Notes, pursuant to which the Company, as of the date of this Amendment owes to the Holder $640,000, and pursuant to which the Holder has the option to convert the Prior Notes into shares of common stock of the Company.

WHEREAS, in connection with the issuance of the Prior Notes the Company granted a security interest (the “Security Interest”) and assigned a royalty interest (the “Royalty Interest”) in certain of its assets to the Holder, pursuant to the Note Purchase Agreement, dated August 13, 2009 (the “First Purchase Agreement”) and the Note Purchase Agreement, dated September 15, 2009 (the “Second Purchase Agreement”).

WHEREAS, the Company and the Holder each desire to amend the Prior Notes to terminate the Security Interest and Royalty Interest, revise the repayment terms, and to otherwise modify the Prior Notes as provided herein.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.       Termination of Security Interest and Royalty Interest.

1.1    Amendment of First Note. The Company and the Holder each agrees that Section 7 of the First Note is hereby amended and restated to read in its entirety as set forth below:

“Intentionally Reserved.”

1.2   Amendment of First Purchase Agreement. The Company and the Holder each agrees that Exhibit B (Form of Security Agreement) and Exhibit C (Form of Collateral Assignment of Royalties) of the First Purchase Agreement are hereby deleted in their entirety and Section 5 of the First Purchase Agreement is hereby amended and restated to read in its entirety as set forth below:

“Intentionally Reserved.”

1.3   Amendment of Second Note. The Company and the Holder each agrees that Section 7 of the Second Note is hereby amended and restated to read in its entirety as set forth below:

“Intentionally Reserved.”

1.4   Amendment of Second Purchase Agreement. The Company and the Holder each agrees that Exhibit B (Form of Security Agreement) of the Second Purchase Agreement is hereby deleted in its entirety and Section 5 of the Second Purchase Agreement is hereby amended and restated to read in its entirety as set forth below:

“Intentionally Reserved.”

1.5  Termination of Security Interest. In consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree that the Security Interest is hereby terminated and the Security Agreements dated August 13, 2009 and September 15, 2009, and any references to the Security Interest in any other documents between the Parties shall be of no further force or effect.

1.6  Termination Statement. Simultaneously with the execution of this Amendment, Holder will file a UCC-3 Termination Statement prepared by the Company to indicate the termination of the Security Interest contemplated hereby, in any jurisdiction where the Security Interest had been recorded.

1.7  Royalty Interest. In consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby acknowledge and agree that any Royalty Interest the Holder may have which has not already terminated by its terms, is hereby terminated and shall be of no further force or effect, no further amounts are owed to Holder pursuant to any Royalty Interest, and any references to the Royalty Interest in any other documents between the Parties shall be of no further force or effect.

1.8  Further Assurances. The Holder will execute and deliver such other documents as may be reasonably necessary and requested by the Company to terminate the Security Interest or the Royalty Interest.

1.9  Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that the statements contained in the following paragraphs of this Section 1.9 are all true and correct as of the date hereof.

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(a)          Title. The Holder owns all right, title and interest in and to the Security Interest and Royalty Interest and has not transferred, pledged or encumbered in any way such interests.

(b)          Authority. The Holder has full power and authority to execute this Amendment and carry out the transactions and agreements contemplated hereby.

(c)          Interest. After giving effect to the terminations contemplated in this Section 1, the Holder will have no further security interest, royalty interest, lien or encumbrance upon any assets of the Company, other than the Prior Notes, as amended hereby.

2.       Repayment Terms.

2.1   The Company and the Holder each agrees that the last sentence of the introductory paragraph of the First Note is hereby amended and restated to read in its entirety as set forth below:

“The amount of principal and interest due hereon as of July 3, 2012, shall be payable at the principal office of the Company or by mail to the registered address of the Holder in two equal payments simultaneously with the second and third funding tranches of the proposed debt financing between the Company and ASYM Energy Opportunities LLC, but in no event later than December 31, 2014 (the “Repayment Date”), except that no payment will be required to the extent that such principal and interest are or have been paid or converted pursuant to the terms hereof or under the Agreement. Notwithstanding anything in this Note to the contrary, the interest accruing on this Note after and including July 3, 2012, shall be due and payable via cashier’s check, wire of immediately available funds, or cash, by the 15th day of each month beginning with July 15, 2012.”

2.2   The Company and the Holder each agrees that the last sentence of the introductory paragraph of the Second Note is hereby amended and restated to read in its entirety as set forth below:

“The amount of principal and interest due hereon as of July 3, 2012, shall be payable at the principal office of the Company or by mail to the registered address of the Holder in two equal payments simultaneously with the second and third funding tranches of the proposed debt financing between the Company and ASYM Energy Opportunities LLC, but in no event later than December 31, 2014 (the “Repayment Date”), except that no payment will be required to the extent that such principal and interest are or have been paid or converted pursuant to the terms hereof or under the Agreement. Notwithstanding anything in this Note to the contrary, the interest accruing on this Note after and including July 3, 2012, shall be due and payable by the 15th day of each month beginning with July 15, 2012.”

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2.3   The Company and the Holder each agrees that upon the funding of the first $1,000,000 tranche of debt financing from ASYM Energy Opportunities LLC, or its affiliates (“ASYM”), as contemplated by the Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”), and the Company’s issuance of a press release regarding the terms of the Purchase Agreement, including disclosure of the aggregate of $10,000,000 of financing to be provided by ASYM, the interest rate in effect on each of the Prior Notes shall be reduced to an annual interest rate of ten percent (10%).

3.    Effect on Prior Notes. This Amendment shall be effective on the Effective Date. Except as set forth in this Amendment, the Prior Notes shall remain in full force and effect in accordance with their original terms and conditions.

4.    Governing Law. This Amendment shall be governed by the laws of the State of New York.

5.    Counterparts. This Amendment may be signed in counterparts, each of which when taken together shall constitute one fully executed document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date and year first written above.

COMPANY:	HOLDER:

American Petro-Hunter, Inc.
a Nevada corporation

By:
Robert McIntosh	John E. Friesen
Chief Executive Officer

[Signature Page to Third Amendment to Promissory Notes]